Exhibit (l)

February 1, 2017

Owl Rock Capital Corporation II

245 Park Avenue

41st Floor

New York, NY 10167

Re:	Owl Rock Capital Corporation II Registration Statement on Form N-2 File No. 333-213716

Ladies and Gentlemen:

We have acted as counsel to Owl Rock Capital Corporation II, a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 on September 20, 2016, subsequently amended on November 23, 2016 and January 11, 2017 (File No. 333-213716), as amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale from time to time of up to 264,000,000 shares of the Company’s common stock (the “Common Stock”), par value $0.01 per share, (together with any additional shares of Common Stock that may be issued by the Company pursuant to Rule 462(b) under the Securities Act, the “Shares”). The Shares may be issued from time to time in amounts, at prices, and on the terms set forth in the prospectus.

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)	The Articles of Incorporation of the Company, including the Articles of Amendment thereto, certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the “Charter”);

(ii)	The Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iii)	A Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland as of a recent date (the “Certificate of Good Standing”); and

Owl Rock Capital Corporation II

February 1, 2017

(iv)	The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the reservation for issuance and authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization, offer, sale and issuance of the Shares pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials have been properly issued, and (vi) the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion letter from the form and content of such documents as executed and delivered. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

Where factual matters material to this opinion letter were not independently established, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. Except as otherwise stated herein, we have undertaken no independent investigation or verification of factual matters.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares pursuant to the Registration Statement. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) the issuance, offer and sale of the Shares from time to time and the final terms of such issuance, offer and sale, including those relating to price and amount of Shares to be issued, offered and sold, have been determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Company’s Charter and Bylaws, and are consistent with the terms and conditions for such issuance, offer and sale set forth in the Resolutions and the descriptions thereof in the Registration Statement and the Prospectus (such action being hereinafter referred to as the “Corporate Proceedings”), (ii) any Shares issued and sold pursuant to the Registration Statement have been delivered to, and the

Owl Rock Capital Corporation II

February 1, 2017

agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, and (iii) the Certificate of Good Standing remains accurate, the Resolutions and the applicable Corporate Proceedings remain in effect, without amendment, and the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance, offer and/or sale of the Shares, we are of the opinion that, upon completion of all Corporate Proceedings relating thereto, the issuance of the Shares will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the Resolutions and all Corporate Proceedings relating thereto, the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement or any registration statement filed by the Company under the Securities Act pursuant to Rule 462(b) thereunder as described in the first paragraph of this opinion letter. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Eversheds Sutherland (US) LLP